October 30, 2000

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Champps Entertainment, Inc. This year's meeting will be held on Wednesday, December 13, 2000 at 1:00 p.m., local time, at the Harvard Club of New York, 27 West 44th St., New York, New York.

     The attached proxy statement, with formal notice of the meeting on the first page, describes the matters we expect to act upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Champps Entertainment, Inc. by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. At the meeting we will review our operations, report on 2000 financial results and discuss our plans for the future. Our directors and management team will be available to answer questions.

     Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding the methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person. We look forward to seeing you at the meeting.

                                   Sincerely,

                                    /s/ William H. Baumhauer
                                    ------------------------
                                    Chairman of the Board

                                    William H. Baumhauer
                                    President and Chief Executive Officer

                          CHAMPPS ENTERTAINMENT, INC.

                                5619 DTC Parkway

                                   Suite 1000

                            Englewood, Colorado 80111

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 13, 2000

                               -------------------


     The 2000 annual meeting of stockholders of Champps Entertainment, Inc. (formerly Unique Casual Restaurants, Inc.) will be held on Wednesday, December 13, 2000 at 1:00 p.m., local time, at the Harvard Club of New York, 27 West 44th St., New York, New York. At the meeting, stockholders will vote upon the following proposals:

     1. To elect two Class I directors, each to serve for a three-year term.

     2. To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements of the meeting.

     You may vote if you are a stockholder of record as of the close of business on October 16, 2000. If you do not plan to attend the meeting and vote your common shares in person, please vote in the following way:

     o Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

     Any proxy may be revoked at any time prior to its exercise at the annual meeting.

                                          By Order of the Board of Directors


                                          Donna L. Depoian, Esq.
                                          Secretary


                                October 30, 2000

                           CHAMPPS ENTERTAINMENT, INC.
                                                              October 30, 2000
                                5619 DTC Parkway

                                   Suite 1000

                            Englewood, Colorado 80111

                               -------------------

                                 PROXY STATEMENT

                               -------------------


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Champps Entertainment, Inc. (formerly Unique Casual Restaurants, Inc., "Champps") for use at the 2000 annual meeting of stockholders of Champps to be held on Wednesday, December 13, 2000 at 1:00 pm., local time, at the Harvard Club of New York, 27 West 44th St., New York, New York, and at any adjournments or postponements thereof.

     Champps' principal executive office is located at 5619 DTC Parkway, Suite 1000, Englewood, Colorado 80111. The telephone number at Champps' principal executive office is (303) 804-1333.

     Champps was formed on May 27, 1997. At the time of its formation, Champps was a wholly owned subsidiary of DAKA International, Inc. ("DAKA"). In connection with the Merger of DAKA and a wholly owned subsidiary of Compass Group PLC, DAKA distributed to each common stockholder of record of DAKA, one share of common stock of Champps for each share of DAKA owned by such stockholder (the "Spin-off Transaction"). As a result of the Spin-off transaction, Champps ceased to be a subsidiary of DAKA and began operating as an independent, publicly held company on July 17, 1997.

     In November 1998, Champps sold its Fuddruckers restaurant segment and ceased the operations of its Specialty Concepts business, including The Great Bagel & Coffee Company, during fiscal 1998. Effective on July 15, 1999, Champps disposed of its investment in La Salsa Fresh Mexican Grill ("La Salsa"). Champps exchanged its convertible preferred shares of La Salsa for common shares of Santa Barbara Restaurant Group ("SBRG") as part of the acquisition of La Salsa by SBRG, and ultimately sold the common shares of SBRG. During fiscal year 1999, Champps disposed of its 50% equity interest in Restaurant Consulting Services, Inc.

                   QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting, including the election of directors.

Who is entitled to vote?

     If our records show that you are a stockholder as of the close of business on October 16, 2000, which is referred to as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

     All stockholders of record of Champps' shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder or proxy will be asked to present a form of valid picture identification, such as a driver's license or passport.

What constitutes a quorum?

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 11,693,527 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares, and the brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

     Voting by Proxy Holders for Shares Registered Directly in the Name of the Stockholder. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you by Champps.

     Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank. If your common shares are held by a broker, bank or other nominee (i.e, in "street name"), you will receive instructions from your nominee which you must follow in order to have your common shares voted.

     Vote by Mail. If you would like to vote by mail, mark your proxy card, sign and date it, and return it to EquiServe in the postage-paid envelope provided.

     Vote in Person. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their common shares of record.

Will other matters be voted on at the annual meeting?

     We are not aware now of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

     You may revoke your proxy at any time before it has been exercised by:

     o filing a written revocation with the Secretary of Champps at the address set forth below;

     o filing a duly executed proxy bearing a later date; or

     o appearing in person and voting by ballot at the annual meeting.

     Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

     For your review, our fiscal 2000 annual report, including financial statements for the fiscal year ended July 2, 2000, is being mailed to stockholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material. For your further review, a copy of our annual report filed with the Securities and Exchange Commission (the "SEC") on Form 10-K, including the financial statements and the financial statement schedule, may be obtained without charge by writing to Chief Executive Officer of Champps, William H. Baumhauer, at the following address: Champps Entertainment, Inc., 5619 DTC Parkway, Suite 1000, Englewood, Colorado 80111,
Attn: Angela Collins.

                        PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

     Our Board of Directors currently consists of five members who are divided into three classes. At the annual meeting, two Class I directors will be elected to serve until the 2003 annual meeting, or until their respective successors are duly elected and qualified.

     Our Board of Directors has nominated Timothy R. Barakett and James Goodwin to serve as the Class I directors. Both nominees are currently serving as directors of Champps. Our Board of Directors anticipates that the nominees will serve, if elected, as directors. However, if any persons nominated by our Board of Directors are unable to accept election, the proxies will be voted for the election of such other person or persons as our Board of Directors may recommend. Our Board of Directors will consider a nominee for election to our Board of Directors recommended by a stockholder of record, if the stockholder submits the nomination in compliance with the requirements of our by-laws.

Vote Required

     Directors must be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the issue at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as "yes votes;" votes that are withheld from the nominees will be excluded entirely from the vote and will have no effect.

Recommendation

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THEIR NOMINEES, TIMOTHY R. BARAKETT AND JAMES GOODWIN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Other Directors

     The following biographical descriptions set forth certain information with respect to the two nominees for re-election as Class I directors at the annual meeting, each director who is not up for election based on information furnished to Champps by each director. The following information is correct as of September 25, 2000.

Nominees for Election as Directors - Term Expiring 2003

     Timothy R. Barakett. Mr. Timothy R. Barakett has been the Chairman and Managing Member of Atticus Capital, L.L.C., a private investment management company, since October 1995. From June 1993 until March 1995, Mr. Barakett was a Managing Director and General Partner at Junction Advisors Inc., a private investment management company. Mr. Barakett also serves as a director of RIT Capital Partners, plc. and a director of Group Andre, S.A. He is 35 years old.

     James Goodwin. Mr. James Goodwin has been a private investor since 1998. From 1990 until February 1998, Mr. Goodwin was a Managing Director at Gleacher Natwest, Inc., an investment banking company. Mr. Goodwin also serves as a director of Kiewet Materials Company. He is 44 years old.

Incumbent Directors - Term Expiring 2001

     William H. Baumhauer. Mr. William H. Baumhauer has served as a director and Chairman of the Board of Directors since August 23, 1999, and as President and Chief Executive Officer of Champps since June 24, 1999. Mr. Baumhauer also held these positions with Champps or its predecessors from September 1988 until July 24, 1998, when he left Champps to serve as President and Chief Operating Officer of Planet Hollywood International, Inc., a position he held until his return to Champps on June 24, 1999. He served Fuddruckers, Inc. as Chairman of the Board, President and Chief Executive Officer between March 1985 and the merger of Fuddruckers, Inc. with DAKA in 1988. He is 52 years old.

     Nathaniel P.V.J. Rothschild. Mr. Nathaniel Rothschild has been President of Atticus Capital, L.L.C. since January 2000, and a member of Atticus Capital, L.L.C., a private investment management company, since March 1996, Mr. Rothschild is the Chairman and Director of Group Andre, S.A. From April of 1997 to January of 1999, Mr. Rothschild was a Vice President at Atticus Management (Bermuda) Ltd. From March 1995 to March 1996, Mr. Rothschild was a Financial Analyst with Gleacher & Co. and prior to that time he was a Financial Analyst with Lazard Brothers & Co. Ltd. in London. He is 29 years old.

Incumbent Director - Term Expiring 2002

     Alan D. Schwartz. Mr. Alan D. Schwartz has served as a director of Champps or its predecessors since September 1988, and served as a director of Fuddruckers, Inc. from September 1984 until its merger with DAKA in 1988. Mr. Schwartz is Senior Managing Director-Corporate Finance of Bear, Stearns & Co., Inc., and a director of its parent, The Bear Stearns Companies, Inc. He has been associated with such investment banking firms for more than five years. Mr. Schwartz is also a director of Young & Rubicam, Inc., Atwood Richards, Inc., St. Vincent's Services, the American Foundation for AIDS Research, the New York Blood Center and NYU Medical Center and a member of the Board of Visitors of the Fuqua School of Business at Duke University. He is 50 years old.

The Board of Directors and Its Committees

     Board of Directors. Champps is managed by a five member Board of Directors, a majority of whom are independent of our management. Our Board of Directors is divided into three classes, and the members of each class of directors serve for staggered three-year terms. Our Board of Directors is composed of two Class I directors (Messrs. Barakett and Goodwin), two Class II directors (Messrs. Baumhauer and Rothschild) and one Class III director (Mr. Schwartz). The terms of the Class II and Class III directors will expire upon the election and qualification of directors at the annual meetings of stockholders held in 2001 and 2002, respectively. At each annual meeting of stockholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

     Our Board of Directors met seven times in fiscal 2000. Each of the directors attended 75% or more of the aggregate of (a) the total number of meetings of the Board of Directors during fiscal year 2000, and (b) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2000.

     Audit Committee. Our Board of Directors has established an Audit Committee consisting of Messrs. Barakett, Goodwin and Rothschild. The Audit Committee makes recommendations concerning the engagement of independent public accountants and communicates with Champps' independent auditors on matters of auditing and accounting. The Audit Committee met four times during fiscal 2000.

     Compensation Committee. Our Board of Directors has established a Compensation Committee consisting of Messrs. Barakett, Goodwin, Rothchild and Schwartz. The Compensation Committee exercises all powers of our Board of Directors in connection with officer and employee compensation matters, including administering Champps' 1997 Stock Option and Incentive Plan and the 1997 Stock Purchase Plan. The Compensation Committee also has authority to grant awards under the 1997 Stock Option and Incentive Plan. The Compensation Committee did not meet separately as its duties were performed at meetings of the full Board of Directors.

     Nominating Committee. Our full Board of Directors performs the function of the Nominating Committee. Our Nominating Committee did not meet separately as its duties were performed at meetings of the full Board of Directors.

     Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Champps or to discharge specific duties delegated to the committee by the full Board of Directors.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The   following   table  shows  the  amount  of  Common  Stock  of  Champps
beneficially owned as of September 25, 2000 by:

     o each director;
     o the Chief Executive Officer and Chairman of the Board and the five most highly compensated executive officers of Champps, each of whose compensation exceeded $100,000 during the fiscal year ended July 2, 2000 (the "named executive officers");

     o all directors and executive officers of Champps as a group; and o each person known by Champps to hold more than 5% of our outstanding

Common Stock.

     Beneficial ownership of Common Stock includes shares that are individually or jointly owned, as well as shares of which the individual has sole or shared investment or voting authority. Beneficial ownership of Common Stock also includes shares which could be purchased by the exercise of options at or within 60 days of September 25, 2000. The amounts set forth in the table as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.

                                              Amount and
                                               Nature of        Percent

                                              Beneficial          Of
 Name and Address of Beneficial Owner          Ownership        Class(1)
-------------------------------------          ---------        --------

Directors and Executive Officers

William H. Baumhauer(2).............           446,037(3)        3.68%
Timothy R. Barakett(4)..............         2,496,706(5)       21.34%
James Goodwin(4)....................                 0(6)            *
Nathaniel P.V.J. Rothschild(4)......             5,000(7)            *
Alan D. Schwartz(2).................            69,880(8)            *
Donna L. Depoian(2).................            27,778(9)            *
Donnie N. Lamb(2)...................            16,331(10)           *
Donald C. Moore(11).................           100,617(12)           *
Kevin C. Moylan(13).................             3,440(14)           *
Cynthia S. Randall(15)..............            26,158(16)           *

5% Holders

Atticus Qualified Partners, L.P.(4).           661,796(5)        5.66%
Dimensional Fund Advisors Inc.(17)..           656,130(18)       5.61%
Franklin Resources, Inc.(19)........         1,118,000(20)       9.56%
Douglas A. Hirsch (21)..............           732,200(22)       6.26%

All directors and executive officers
  as a group (7 persons)............         3,061,732 (23)     25.09%



   * Less than 1%

   (footnotes on next page)

------------------

     (1) The total number of shares of Common Stock outstanding used in calculating the percentage assumes that all exercisable options or options that become exercisable within 60 days of September 25, 2000 to acquire shares of common stock are exercised.

     (2) The address of the beneficial owner is c/o Champps Entertainment, Inc., 5619 DTC Parkway, Suite 1000, Englewood, Colorado 80111.

     (3) Includes 437,000 shares of Common Stock issuable upon the exercise of options.

     (4) The address of the beneficial owner is c/o Atticus Capital, L.L.C., 590 Madison Avenue, 32nd Floor, New York, NY 10022

     (5) Includes 5,000 shares of Common Stock issuable on the exercise of options held Mr. Barakett. Timothy R. Barakett is the General Partner of Atticus Holdings LLC, a Delaware limited liability company, and the chairman of Atticus Management, Ltd., an international business company organized under the laws of the British Virgin Islands, and Atticus Capital LLC, a Delaware limited liability company (collectively the "Atticus Entities"). The Atticus Entities have investment discretion over various funds (the "Funds"), none of which, other than Atticus Qualified Partners, LP, owns greater than 5% of the outstanding shares of Common Stock. Based on his relationship with the Atticus Entities, Timothy R. Barakett is deemed to be a beneficial owner of the Common Stock owned by the Funds.

     (6) Excludes 5,000 shares of Common Stock issuable on the exercise of options held by the Gordan Tang Goodwin Trust of which Mr. Goodwin is a trustee and, as such, Mr. Goodwin disclaims beneficial ownership of any of these shares. In connection with Mr. Goodwin's appointment to the Board of Directors in March 1999, Atticus Capital, L.L.C. entered into an agreement with Mr. Goodwin, which provides that Atticus Capital, L.L.C. will pay to Mr. Goodwin an amount equal to five percent of the proceeds above $4.875 per share of Common Stock realized by Atticus Partners, L.P., Atticus Qualified Partners, L.P. and Atticus
International,   Ltd.  upon  the  sale  or   disposition  of  the  Common  Stock
beneficially owned by them. In addition, Atticus Partners, L.P. agreed to indemnify Mr. Goodwin against any and all losses, claims, liabilities and expenses in connection with serving as a member of Champps' Board of Directors. Mr. Goodwin does not have or share the power to vote or the power to dispose of any shares of Common Stock beneficially owned by the Funds over which the
Atticus Entities have investment discretion, and, therefore, disclaims beneficial ownership of any of the shares of Common Stock owned by the Funds.

     (7) Includes 5,000 shares of Common Stock issuable on the exercise of options held Mr. Rothschild. Mr. Rothschild is the President of Atticus Holdings LLC, a Delaware limited liability company, Atticus Management, Ltd., an international business company organized under the laws of the British Virgin
Islands, and Atticus Capital LLC, a Delaware limited liability company (collectively the "Atticus Entities"). The Atticus entities have investment discretion over various funds (the "Funds"), none of which, other than Atticus Qualified Partners, LP, owns greater than 5% of the outstanding shares of common stock. Mr. Rothschild does not have or share the power to vote or the power to dispose of any shares of Common Stock beneficially owned by the Funds over which The Atticus Entities have investment discretion, and, therefore, disclaims beneficial ownership of any of the shares of Common Stock owned by the Funds.

     (8) Includes 19,500 shares of Common Stock issuable upon the exercise of options.

     (9) Includes 26,300 shares of Common Stock issuable upon the exercise of options.

     (10) Includes 15,333 shares of Common Stock issuable upon the exercise of options.

     (11)  The  address  of  the  beneficial   owner  is  412  Dummyline   Road,
Madisonville, Louisiana 70447.

     (12) Includes 100,000 shares of Common Stock issuable upon the exercise of options.

     (13) The address of the beneficial owner is 211 Colonial Homes Drive, Atlanta, Georgia 03039.

     (14) This information is stated on a Form 3, dated February 25, 1998, filed by Kevin C. Moylan.

     (15) The address of the beneficial owner is 6183 Buffalo Run, Littleton, CO 80125.

     (16) Includes 18,333 shares of Common Stock issuable upon the exercise of options.

     (17) The address of the beneficial owner is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

     (18) This information is stated on a Schedule 13G, dated February 3, 2000, filed by Dimensional Fund Advisors.

     (19) The address of the beneficial owner is 777 Mariners Island Blvd., 6th Floor, San Mateo, CA 94404.

     (20) This information is based on a Schedule 13G/A, dated January 19, 2000, filed by Franklin Resources, Inc. with the SEC. Franklin Advisory Services, LLC may be deemed to be a beneficial owner of 1,118,000 shares of Common Stock held by Franklin Resources, Inc. Charles B. Johnson and Rupert H. Johnson each may be deemed to be beneficial owners of securities held by Franklin Resources, Inc. and, therefore, each disclaims beneficial ownership of any of the 1,118,000 shares of Common Stock held by them collectively.

     (21) The address of the beneficial owner is c/o Seneca Capital Advisors LLC, 880 Third Avenue, 14th Floor, New York, NY 10022.

     (22) Includes 569,800 Shares beneficially owned by Seneca Capital Advisors LLC and Seneca Capital Investments, LLC, of which Mr. Hirsch is a controlling person. Includes 150,000 shares with respect to which Mr. Hirsch disclaims beneficial ownership. This information is based information delivered to the Company by Seneca Capital Advisors LLC and Seneca Capital Investments, LLC.

     (23) Includes 508,133 shares of Common Stock issuable upon the exercise of options.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

     In fiscal year 2000, non-employee directors received an annual grant of options to acquire 5,000 shares of Common Stock at an exercise price at least equal to the fair market value of the Common Stock as of the date of grant.

Executive Compensation

Summary Compensation Table

     The following table provides information as to compensation paid by Champps for fiscal years 1998, 1999 and 2000 to the Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus for fiscal year 2000 exceeded $100,000, the named executive officers.

                              Summary Compensation Table

                                                                                              Long-Term
                                                                                            Compensation

                                               Annual Compensation                             Awards
Name and                                       -------------------             Other Annual   Options/         All Other
Principal Position                        Year      Salary       Bonus         Compensation    SARs(1)       Compensation
------------------                        ----      ------       -----         ------------    -------       ------------

William H. Baumhauer(2)...............    2000      $400,010    $     0        $     0(3)     750,000        $  140,939(4)
  Chairman, President and                 1999      $ 58,950    $     0        $     0          0(5)         $        0(5)
  Chief Executive Officer.............    1998      $450,500    $175,000(6)                    50,000        $  675,000(7)


Donna L. Depoian (8)..................    2000      $124,615    $ 20,000       $     0          5,000        $
  Vice President, General                 1999      $120,000    $      0       $     0         20,000        $  120,000(9)
  Counsel and Secretary...............    1998      $ 80,000    $ 35,000                        1,000        $


Donnie N. Lamb (10)...................    2000      $145,961    $ 56,950                       25,000        $   25,696(11)
                                          1999      $ 99,036    $ 13,175                        5,000
                                          1998      $ 91,460    $ 11,525                        1,000


Donald C. Moore (12)..................    2000      $ 37,500    $      0                       35,000        $  280,879(13)
  Chief Executive Officer                 1999      $250,000    $      0                       20,000
                                          1998      $187,981    $ 80,000                       35,000


K.C. Moylan (14)......................    2000      $ 48,000    $      0                         ----        $   73,846(15)
                                          1999      $240,000    $      0                       20,000
                                          1998      $200,000    $ 80,000       $ 31,700(16)    50,000


Cynthia S. Randall (17)...............    2000      $129,807    $      0                       25,000        $   41,253(18)
  Director of Human                       1999      $110,000    $      0                        5,000
  Resources...........................    1998      $ 90,000    $ 11,000                        2,000


(footnotes on next page)

-------------

     (1) Represents the number of options to acquire Common Stock granted during the applicable fiscal year.

     (2) Mr. Baumhauer resigned as President and Chief Executive Officer of Champps in June 1998, and returned to Champps as President and Chief Executive Officer effective June 24, 1999. He was elected a director of Champps and appointed Chairman of the Board of Directors in August 1999. Mr. Baumhauer also held these positions with the Company or its predecessors from September 1988 until July 24, 1998, when he left the Company to serve as President and Chief Operating Officer of Planet Hollywood International, Inc., a position he held until his return to the Company on June 24, 1999.

     (3) Does not include the extension effective September 28, 2000, of Mr. Baumhauer's options to acquire 1,009,000 shares of Common Stock at exercise prices ranging from $4.00 per share to $6.31 per share from June 30, 2001 until June 30, 2003.

     (4) Includes $133,739 reimbursed for relocation expenses.

     (5) Does not include the extension until June 30, 1999, upon Mr. Baumhauer's resignation from Champps in July 1998, of the termination date of options to acquire 437,000 shares of Common Stock at exercise prices ranging from $1.21 per share to $6.31 per share (including options to acquire 187,500 shares of Common Stock at an exercise price of $6.31 per share that were not vested at the time of Mr. Baumhauer's resignation from Champps on July 24, 1998, and that would have terminated on such date unless exercised). The termination date of these options was further extended until June 30, 2001, upon Mr. Baumhauer's return to Champps on June 24, 1999. Champps recorded $1,243,000 of non-cash compensation expense in fiscal year 1999 on account of these modifications to employee stock options.

     (6) Represents a bonus for fiscal year 1998 made conditional and paid upon the consummation of the sale of Fuddruckers awarded to Mr. Baumhauer in consideration of his contribution to the turnaround of the Fuddruckers business, his role in positioning Fuddruckers for sale, and his commitment to cooperate with Champps in satisfying various pre-closing covenants and conditions.

     (7) Represents a cash payment made to Mr. Baumhauer upon the consummation of the sale of Fuddruckers pursuant to separation arrangements in July 1998, in part in consideration of his contribution to the Fuddruckers business during fiscal year 1998 and his commitment to cooperate with Champps in completing the sale of Fuddruckers during fiscal year 1999 and in part in consideration of the fact that the sale of Fuddruckers would have allowed Mr. Baumhauer to terminate his employment agreement with Champps for "good reason", thereby becoming entitled to termination benefits equal to his base salary of $450,500 per year for a period of three years, if he had resigned after the date of consummation of the sale.

     (8) Donna L. Depoian has served as Vice President, General Counsel and Secretary of the Company since May 1998. She served as Acting General Counsel and Assistant Secretary from February 1998 to May 1998 and as Corporate Counsel and Assistant Secretary since July 1997. Ms. Depoian also served as Corporate Counsel and Assistant Secretary for DAKA International, Inc. since April 1994.

     (9) Represents a cash payment made to Ms. Depioan upon the consummation of the sale of Fuddruckers in consideration of her role in completing the sale.

     (10) Mr. Lamb serves as Vice President of Operations for Champps since August 1999. He served for two months as Vice President of Operation of Champps Operating Company, Inc. (formally known as Champps Entertainment, Inc., the "Subsidiary") and for the three years prior to that he served as the Director of Operations of Champps. He is 47 years old.

     (11) Represents reimbursed relocation expenses.

     (12) Mr. Moore served as Chief Executive Officer and Chief Financial Officer of Champps from July 1998 through June 1999. As of July 1999, Mr. Moore was no longer employed by Champps.

     (13) Represents amounts paid to Mr. Moore's pursuant to a Termination Agreement and General Release.

     (14) Mr. Moylan served as President and Chief Executive Officer of the Subsidiary during fiscal years 1998 and 1999. As of August 1999, Mr. Moylan was no longer employed by Champps or the Subsidiary.

     (15) Represents amounts paid in severance to Mr. Moylan's. In October 1999, Mr. Moylan and Champps entered into arbitration before the American Arbitration Association over the amount of severance due to Mr. Moylan. The arbitrated decision should be released in December 2000. It is Champps' position that $73,846 (excluding $13,846 in unpaid vacation) severance payment represents the full amount of severance that Mr. Moylan is entitled to in full settlement of his employment contract.

     (16) Represents amounts paid in connection with the repurchase of stock options.


     (17) Ms. Randall served as the Vice President of Human Resources for Champps. Prior to her appointment in August 1999 to such position, she served for a year as Vice President of Human Resources and Training of the Subsidiary and prior to her appointment to such position in July 1998 she served as Director of Human Resources and Training for the Subsidiary. As of July 17, 2000, Ms. Randall was no longer employed by Champps or the Subsidiary. She is 42 years old.

     (18) Represents reimbursed relocation expenses.

                        Option Grants in Fiscal Year 2000

     The following table provides certain information with respect to stock options granted by Champps during fiscal year 2000 to the Chief Executive Officer and each of the Named Executives.

                                                                                  Potential Realizable Value
                                                                                    At Assumed Annual Rates
                                                                                         of Stock Price
                                           % of Total                               Appreciation for Option
                                             Options                                       Term (1)
                                           Granted to      Exercise                        --------
                                 Options  Employees In    Price Per   Expiration
        Name                     Granted   Fiscal Year      Share        Date          5%            10%
        ----                     -------   ----------     ---------   ----------   -------------------------

William H.Baumhauer             750,000       79.05%       $  4.00     6/30/01(2)   $  -- (3)     $  -- (3)
Donnie N. Lamb                   25,000        2.64%       $  4.00     8/19/09      $  -- (3)     $  49,975
Donald C. Moore                      --          --%       $    --       --         $  --         $  --
Kevin C. Moylan                      --          --%       $    --       --         $  --         $  --
Donna L. Depoian                  5,000         .53%       $  4.00     12/31/00     $  --(4)(3)   $  --(4)(3)
Cynthia S. Randall               25,000        2.64%       $  4.00     8/19/09      $  --(3)      $  49,983


---------------

     (1) Potential Realizable Value is the value of the granted options, based on the assumed annual growth rates of the share price shown during their option term. For example, a 5% growth rate, compounded annually, for Mr. Lamb's grant, with its ten-year option term, results in a share price of $3.77 per share, and a 10% growth rate, compounded annually, results in a share price of $6.00 per share. These potential realizable values are listed to comply with the regulations of the Commission, and Champps cannot predict whether these values will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the shares of Common Stock.

     (2) Does not include the extension effective September 28, 2000 of Mr. Baumhauer's options to acquire 1,009,000 shares of Common Stock at exercise prices ranging from $4.00 per share to $6.31 per share from June 30, 2001 until June 30, 2003.

     (3) The exercise price on the date of grant, $4.00, was in excess of the fair market value on the date of grant and, thus, even after calculating the Potential Realizable Value by using either the 5% or the 10% growth rate still results in a number that is less than zero.

     (4) The value of Ms. Depoian's grant, with its 500-day term, was based on an assumed pro-rated annual growth rate of the share price during its option term. For example, a 5% growth rate, compounded annually and pro-rated, for Ms. Depoian's grant results in a share price of $2.47 per share, and a 10% growth rate, compounded annually and pro-rated, results in a share price of $2.636 per share.

                 Aggregate Option Exercises in Fiscal Year 2000
                           and Year-End Option Values

     Neither the Chief Executive Officer nor any of the Named Executives exercised any of their stock options during fiscal year 2000. The following table sets forth the number of shares of Common Stock covered by the stock options held by the Chief Executive Officer and the Named Executives as of the end of fiscal year 2000. The value of unexercised in-the-money options is based on the closing price of the Common Stock as reported by Nasdaq on June 30, 2000, minus the exercise price, multiplied by the number of shares underlying the options.

                                                                               Value of Outstanding
                                                  Number of Beneficial         In-the-Money options
                        Shares                 Options at Fiscal Year-End      at Fiscal Year-End(1)
                       Acquired       Value    --------------------------      ---------------------
Name                  On Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                  -----------   --------   -----------   -------------   -----------   -------------

William H. Baumhauer      0            $0        437,000        750,000      $ 614,825(1)    $1,031,250
Donnie N. Lamb            0            $0         15,333         16,666      $  11,460       $   22,917
Donald C. Moore           0            $0        100,000              0      $  15,550       $        0
K.C. Moylan               0            $0              0              0      $       0       $        0
Donna L. Depoian          0            $0         26,300              0      $   6,875       $        0
Cynthia S. Randall        0            $0         18,333         16,666      $  11,460       $   22,917


---------------

     (1) Does not include 178,000 shares of Common Stock acquired upon exercise of options by Mr. Baumhauer on September 28, 2000.

Employment and Termination Agreements

     William  H.  Baumhauer  Employment  Agreement.

     On June 24, 1999, Champps entered into a two-year employment contract with Mr. Baumhauer. The agreement provides for a base salary of $400,000 per year. The agreement further provides that, in the event Champps terminates Mr. Baumhauer's employment without "Cause" (as defined below), or Mr. Baumhauer terminates his employment for "Good Reason" (as defined below), Champps shall continue to pay Mr. Baumhauer's base salary through the term of the agreement as described above. "Good Reason" is defined as: (i) any assignment to Mr. Baumhauer of any duties other than those contemplated by or any limitation of the powers of Mr. Baumhauer in any respect not contemplated by the agreement;
(ii) removal of Mr. Baumhauer from or failure to re-elect or elect Mr. Baumhauer to the positions of President and Chief Executive Officer of Champps except in connection with termination of employee's employment for cause or (iii) a reduction in Mr. Baumhauer's rate of compensation. "Cause" is defined as: (i) theft or fraud from Champps; (ii) Mr. Baumhauer's conviction of or pleading guilty or no contest to a felony; (iii) violation of terms and conditions of his employment; (iv) his willful disregard or neglect in the duties required to be performed under the agreement or (v) his willful and demonstrated unwillingness to prosecute and perform such duties to the extent deemed reasonably necessary and advisable and which duties encompass the duties reasonably required of a President and Chief Executive Officer of a restaurant company. The agreement grants Mr. Baumhauer certain rights in the event of a sale of Champps that would cause a termination of his employment. These rights include a payment on account of Mr. Baumhauer's stock options if the amount of salary paid to him plus gross proceeds received by him, net of any cash exercise price paid, upon the exercise or other disposition of stock options is less than $1,200,000. Mr. Baumhauer was granted, pursuant to the agreement, options to acquire 750,000 shares of Common Stock at an exercise price of $4.00 per share, which will vest in December 2000 or earlier if Mr. Baumhauer's employment is terminated by Champps without Cause or by Mr. Baumhauer with Good Reason, or if Champps is sold. In addition, all stock options held by Mr. Baumhauer and fully vested, as of June 24, 1999, were extended until June 30, 2001. On September 28, 2000, Champps amended Mr. Baumhauer's employment contract to modify certain terms of his employment, including extending the term of the employment contract though June 30, 2003, and extending the expiration date of Mr. Baumhauer's remaining options to purchase 1,009,000 shares or Common Stock from June 30, 2001, until June 30, 2003. The amended employment contract provides for a review of Mr. Baumhauer's base salary on a yearly basis by the Board of Directors and a loan of $550,000 to Mr. Baumhauer, to be used to exercise his options to purchase 178,000 shares of Common Stock and pay related tax liabilities which loan was evidenced by a promissory note in favor of Champps and secured by a pledge of the purchased stock.

     Donna L. Depoian Employment Agreement.

     Effective as of February 26, 1999, Champps entered into an employment agreement with Donna L. Depoian to serve as Vice President, General Counsel and Secretary of Champps. The agreement provides for an initial term of one year and for successive one-year renewals thereafter. Under the agreement, Ms. Depoian receives an annual base salary of $120,000, subject to adjustment at the discretion of the Board of Directors. The agreement further provides that, in the event Champps terminates Ms. Depoian's employment without "Cause" (as defined below) or Ms. Depoian terminates her employment for "Good Reason" (as defined below), Champps shall pay Ms. Depoian an amount equal to Ms. Depoian's cash compensation for one year. "Good Reason" is defined in the agreement as:
(i) an assignment to Ms. Depoian of duties other than those contemplated by the agreement, or a limitation on the powers of Ms. Depoian not contemplated by the agreement; (ii) the removal of Ms. Depoian from or failure to elect Ms. Depoian to her named position, including the position of Vice President, General Counsel and Secretary of Champps or (iii) a reduction in Ms. Depoian's rate of compensation or level of fringe benefits. "Cause" is defined in the agreement as: Ms. Depoian's (i) theft from or fraud on Champps; (ii) conviction of a felony or crime of moral turpitude; (iii) willful violation of the terms of the agreement; (iv) conscious disregard or neglect of her duties or (v) willful and demonstrated unwillingness to perform her duties under the agreement.

     Donald C. Moore Termination Agreement

     On July 21, 1999, Donald C. Moore entered into a Termination Agreement and General Release (the "Termination Agreement"). The Termination Agreement provides that Mr. Moore will be paid $500,000 in liquidated damages over a two-year period. In August 1999, Champps paid Mr. Moore a $50,000 advance toward future liquidated damages payments. With respect to Mr. Moore's options to acquire 100,000 shares of Common Stock of Champps, the period during which all unexercised and unexpired options may be exercised was extended until July 21, 2001. The Termination Agreement provided for a mutual release from Mr. Moore and Champps from any actions, suits, debts, demands, or claims. Mr. Moore was party to an employment agreement with Champps dated August 12, 1999. The agreement provided for an initial term of one year. Under the agreement, Mr. Moore received an annual base salary of $250,000, subject to adjustment at the discretion of the Board of Directors. The agreement further provided that, in the event Champps terminated Mr. Moore's employment without "Cause" (as defined below) or Mr. Moore terminated his employment for "Good Reason" (as defined below), Champps would pay Mr. Moore an amount equal to Mr. Moore's cash compensation for two years. "Good Reason" was defined in the agreement as (i) an assignment to Mr. Moore of duties other than those contemplated by the agreement, or a limitation on the powers of Mr. Moore not contemplated by the agreement, (ii) the removal of Mr. Moore from or failure to elect Mr. Moore to his named position, including the position of Chief Executive Officer of Champps, or (iii) a reduction in Mr. Moore's rate of compensation or level of fringe benefits. "Cause" was defined in the agreement as Mr. Moore's (i) theft from or fraud on Champps, (ii) conviction of a felony or crime of moral turpitude, (iii) willful violation of the terms of the agreement, (iv) conscious disregard or neglect of his duties, or (v) willful and demonstrated unwillingness to perform his duties under the agreement.

     Kevin C. Moylan Employment Agreement

     On August 31, 1999, Mr. Moylan resigned as President and Chief Executive Officer of the Subsidiary and received a termination payment of $73,846 (excluding $13,846 in unpaid vacation) in cash. Mr. Moylan was party to an employment agreement with Champps dated November 17, 1998, as amended as of July 27, 1999. The agreement provided for an initial term of one year. Under the agreement, Mr. Moylan received an annual base salary of $240,000, subject to adjustment at the discretion of the Board of Directors. The agreement further provided that, in the event Champps terminated Mr. Moylan's employment without "Cause" (as defined below), or Mr. Moylan terminated this employment for "Good Reason" (as defined below), Champps would pay Mr. Moylan an amount equal to Mr. Moylan's cash compensation for one year. "Good Reason" was defined in the agreement as (i) an assignment to Mr. Moylan of duties other than those contemplated by the agreement, or a limitation on the powers of Mr. Moylan not contemplated by the agreement, (ii) the removal of Mr. Moylan from or failure to elect Mr. Moylan to his named position, including the position of Chief Executive Officer of Champps, or (iii) a reduction in Mr. Moylan's rate of compensation or level of fringe benefits. "Cause" was defined in the agreement as Mr. Moylan's (i) theft from or fraud on Champps, (ii) conviction of a felony or crime of moral turpitude, (iii) willful violation of the terms of the agreement, (iv) conscious disregard or neglect of his duties, or (v) willful and demonstrated unwillingness to perform his duties under the agreement. The employment agreement further provided that in the event Champps completed a sale of itself or Champps (or a transaction with similar effect), Champps would pay Mr. Moylan upon the closing of such sale or transaction a lump sum amount equal to his base salary in effect at the time of the sale.

      Indemnification Agreements

     Champps has entered into Indemnification Agreements with certain of the executive officers of Champps and members of the Board who are not officers of Champps (the "Indemnitees"), pursuant to which Champps has agreed to advance expenses and indemnify such Indemnitees against certain liabilities incurred in connection with their services as executive officers and/or directors of Champps, and in connection with their services as executive officers and/or directors of DAKA prior to the completion of the Spin-Off Transaction. In the event of a proceeding brought against an Indemnitee by or in the right of DAKA or Champps, such Indemnitee shall not be entitled to indemnification if such Indemnitee is adjudged to be liable to DAKA or Champps, as the case may be, or if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by Champps in such event if, and only to the extent that, the Court of Chancery of the State of Delaware, or another court in which such proceeding shall have been brought or is pending, shall determine.

     Under the terms of each Indemnification Agreement, Champps shall advance all reasonable expenses incurred by or on behalf of such Indemnitee in connection with any proceeding in which such Indemnitee is involved by reason of Indemnitee's service to Champps or by reason of Indemnitee's service to DAKA, if applicable, prior to the completion of the Spin-Off Transaction. Such statement shall include, among other things, an undertaking by or on behalf of such Indemnitee to repay any expenses so advanced if it shall be ultimately determined that such Indemnitee is not entitled to indemnification for such expenses.

Stock Performance Graph

     The following graph provides a comparison of cumulative total stockholder return for the period from July 15, 1997 (the date on which our common stock was first publicly traded, accordingly, stock performance data is not presented for period prior to that date) through July 2, 2000, among Champps; the Russell 3000 Index; the Cheesecake Factory, Inc., BUCA, Inc., P.F. Changs China Bistro, Inc., Landry's Seafood Restaurant, Inc. and Rare Hospitality International, Inc. (the "Next Peer Group") and Avado Brands, Inc., Cheesecake Factory, Inc., Dave and Buster's. Inc., Rainforest Cafe, Inc., Landry's Seafood Restaurant, Inc. and Rare Hospitality International, Inc. (the "Old Peer Group"). The returns of each issuer in the foregoing Next Peer Group and the Old Peer Group have been weighted according to the respective company's market capitalization as of the beginning of the period. The stock performance graph assumes an investment of $100 in each of Champps and the three indexes, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance.


                               [Performance Graph]

COMPANY/INDEX/MARKET                      6/26/1998     6/25/1999     7/2/2000
Champps Entertainment Inc.                   91.96         53.57         76.79
Next Peer Group                             103.48        105.86        127.83
Old Peer Group                               98.34         82.41         66.58
Russell 3000 Index                          119.44        142.18        153.91

Compensation Committee Report

     The Compensation Committee reviews and approves compensation levels for Champps' executive officers and oversees and administers Champps' executive compensation programs. All members of the Compensation Committee, listed at the end of this report, are outside directors who are not eligible to participate in the compensation programs that the Compensation Committee oversees except for non-discretionary option grants. See "-Directors' Compensation."

     Philosophy. The Compensation Committee believes that the interests of Champps' stockholders are best served when compensation is directly aligned with Champps' financial performance. Therefore, the Compensation Committee has approved overall compensation programs that award a competitive base salary, and encourage exceptional performance through meaningful incentive awards, both short and long term, which are tied to Champps' performance.

     Responsibilities.   The  responsibilities  of  the  Compensation  Committee
include:

    o developing compensation programs that are consistent with and are linked to Champps' strategy;

    o assessing the performance of and determining an appropriate compensation package for the Chief Executive Officer; and

     o ensuring that compensation for the other executive officers reflects individual, team, and Champps' performance appropriately.

     Purpose. Champps' executive compensation programs are designed to:

    o  attract, retain, and motivate key executive officers;

    o link the interests of executive officers with stockholders by encouraging stock ownership;

    o support Champps' goal of providing superior value to its stockholders and customers; and

     o provide appropriate incentives for executive officers, based on achieving key operating and organizational goals.

     The Compensation Committee believes that Champps' executive compensation policies should be reviewed during the first quarter of the fiscal year when the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with Champps' financial performance, its business plan and its position within the restaurant industry, as well as the compensation policies of similar companies in the restaurant business. The compensation of individual executives is reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

     In setting and reviewing compensation for the executive officers, the Compensation Committee considers a number of different factors designed to assure that compensation levels are properly aligned with Champps' business strategy, corporate culture and operating performance. Among the factors considered are the following:

     Comparability - The Compensation Committee considers the compensation packages of similarly situated executives at companies deemed comparable to Champps. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

     Pay for Performance - The Compensation Committee believes that compensation should in part be directly linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee relies on cash bonuses, which are determined on the basis of certain objective criteria and recommendations of the Chief Executive Officer.

     Equity Ownership - The Compensation Committee believes that equity-based, long-term compensation aligns executives' long-range interests with those of the stockholders. These long-term incentive programs are reflected in Champps' stock option plans. The Compensation Committee believes that significant stock ownership is a major incentive in building stockholder value and reviews grants of options with that goal in mind.

     Qualitative Factors - The Compensation Committee believes that in addition to corporate performance and specific business unit performance, in setting and reviewing executive compensation it is appropriate to consider the personal contributions that a particular individual may make to the overall success of Champps. Such qualitative factors as leadership skills, planning initiatives and employee development have been deemed to be important qualitative factors to take into account in considering levels of compensation.

     Annual Cash Compensation - Annual cash compensation for the executive officers consists of a base salary and a variable, at-risk incentive bonus under Champps' Management Annual Incentive Plan.

     It is Champps' general policy to pay competitive base compensation to its executive officers. The Compensation Committee annually reviews and, if appropriate, adjusts executive officers' base salaries. In making individual base salary recommendations, the Compensation Committee considers the executive's experience, management and leadership ability and technical skills; his or her compensation history; as well as the performance of Champps as a whole and, where applicable, the performance of specific business units.

     Under the Management Annual Incentive Plan, each executive is assigned a target incentive award. This incentive award, or some portion thereof, is awarded by the Compensation Committee in its discretion based on its assessment of a combination of four factors: Champps' overall performance; business unit performance; attainment of predetermined individual goals and the level of personal/leadership impact. This evaluation process is not strictly quantitative, but is largely based on qualitative judgments made by the Chief Executive Officer, with the concurrence of the Compensation Committee, related to individual, team, and Champps' performance.

     Chief Executive Officer Compensation. Effective June 24, 1999, Mr. Baumhauer became President and Chief Executive Officer of Champps and in August 1999 was elected as a director and was appointed Chairman of the Board of Directors. At the recommendation of the Compensation Committee, Champps entered into an employment contract with Mr. Baumhauer, which was subsequently amended as of September 28, 2000, as disclosed elsewhere in this Proxy Statement. The modifications to the terms of Mr. Baumhauer's employment, included the extension of his employment contract through June 30, 2003, and the extension of the expiration date of options to purchase 1,009,000 shares of Champps' Common Stock from June 30, 2001, until June 30, 2003. On September 23, 2000, Mr. Baumhauer exercised options to purchase 178,000 shares of Champps' Common Stock at an average price of $1.95 per share; Mr. Baumhauer stated that he has no present intention to dispose of these shares. The Compensation Committee also approved a loan of approximately $550,000 by Champps to Mr. Baumhauer to fund the $347,522 exercise price of the options he is exercising and the income tax liability incurred by him upon such exercise, which is based on the difference between the option exercise price and the value of the shares on the date of exercise of $4,625 per share; the loan is secured by the stock being issued and is a full recourse personal liability of Mr. Baumhauer, maturing on September 30, 2003, and accruing interest at the rate of 9% per annum, payable at maturity. The Compensation Committee of Champps' Board of Directors took these actions in consideration of the significant progress made by Champps under Mr. Baumhauer's leadership since July 1999 in improving operating results, including positive comparable same-store sales, significant improvement in operating margins and the resolution of several contingent liabilities Champps had retained after the disposition of predecessor businesses. The Committee was guided in its action by the objectives of making sure Mr. Baumhauer's interests are aligned with the interests of Champps' shareholders, of ensuring Mr. Baumhauer's commitment to the execution of Champps' expansion strategy beyond the initial time horizon of his current arrangement with Champps, and of putting Champps in the best position to capitalize on the strong market position of the Champps concept. The Compensation Committee believes that the terms of Mr. Baumhauer's new employment contract are appropriate in light of Champps' current strategic direction, the Board of Directors' decision that Champps would remain independent and pursue the growth of the Champps Americana restaurant concept, and Mr. Baumhauer's experience and reputation in the restaurant industry. For fiscal year 2000, Mr. Baumhauer participated in the compensation programs outlined above.

     Compensation of Other Officers. Champps' executive compensation program for other executive officers is described above, although the corporate business unit and individual performance goals and the relative weighting of the quantitative performance factors described above varies, depending upon the responsibilities of particular officers.

                                          Timothy R. Barakett
                                          James Goodwin
                                          Nathaniel P.V.J. Rothschild
                                          Alan D. Schwartz

Compensation Committee Interlocks

     Alan D. Schwartz, a director of Champps who is also a member of the Compensation Committee, is Senior Managing Director-Corporate Finance of Bear Stearns & Co., Inc. In the past, Bear Stearns and its affiliates have provided financial advisory and financing services to Champps and have received fees and reimbursement of expenses for rendering such services.

     Timothy R. Barakett and Nathaniel P.V.J. Rothschild, two directors of Champps who are also members of the Compensation Committee, are Chairman and President, respectively of Atticus Capital, L.L.C. As disclosed elsewhere in this Proxy Statement, Mr. Barakett may also be deemed the beneficial owner of 2,496,706 shares of Common Stock, or approximately 21.34% of all Common Stock outstanding. Mr. Goodwin is also a member of the Compensation Committee. In connection with Mr. Goodwin's appointment to Champps' Board of Directors, Atticus Capital, L.L.C. entered into an agreement with Mr. Goodwin which provides that Atticus Capital, L.L.C. will pay to Mr. Goodwin an amount equal to five percent of the proceeds above $4.875 per share of Common Stock realized by Atticus Partners, L.P., Atticus Qualified Partners, L.P. and Atticus International, Ltd. upon the sale or disposition of shares of Common Stock beneficially owned by them. In addition, Atticus Partners, L.P. agreed to indemnify Mr. Goodwin against any and all losses, claims, liabilities and expenses in connection with serving as a member of Champps' Board of Directors.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Champps' executive officers, directors and persons who own more than 10% of a registered class of Champps' equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies to Champps.

     Based upon a review of the reports furnished to Champps and representations made to Champps by its officers and directors, Champps believes that, during fiscal year 2000, its officers, directors and its 10% beneficial owners, other than Messrs. Dreibholz and Schwartz and Ms. Randall, complied with all applicable reporting requirements.

                                    AUDITORS

     The Board of Directors appointed the firm of Arthur Andersen, LLP as auditors of Champps for fiscal year 2000.

                             EXPENSE OF SOLICITATION

     The cost of soliciting proxies will be borne by Champps. In addition, Champps will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy materials to brokers or other persons holding stock in their names or in the names of their nominees and for charges and expenses in forwarding proxies and proxy materials to the beneficial owners. Solicitations may further be made by officers and regular employees of Champps, without additional compensation, by use of the mails, personal interview, telephone or telegraph.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by Champps no later than July 11, 2000 in order to be considered for inclusion in Champps' proxy statement. Such a proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement and should be directed to: the Secretary of Champps at the principal executive offices of Champps located at 5619 DTC Parkway, Suite 1000, Englewood, Colorado 80111.

     Stockholder proposals to be presented at the next annual meeting of stockholders other than proposals to be considered for inclusion in Champps' proxy statement described above, must comply with the requirements set forth in Champps' By-laws. Champps' By-laws provide that any stockholder of record wishing to have such a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws of Champps at its principal executive office, not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the Anniversary Date, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or
(ii) the 15th day after public disclosure of the date of such meeting. Proxies solicited by the Board of Directors may, under certain circumstances prescribed in Rule 14a-4 of the Exchange Act, be voted in accordance with the discretion of the proxy holders with respect to stockholder proposals presented at the next annual meeting of stockholders (other than proposals included in Champps' proxy statement).

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting; however, if any other matter is properly presented it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

     THIS PROXY STATEMENT IS ACCOMPANIED BY CHAMPPS' ANNUAL REPORT TO STOCKHOLDERS FOR FISCAL YEAR 2000. ADDITIONAL INFORMATION IS CONTAINED IN CHAMPPS' ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 2, 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. CHAMPPS WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CHAMPPS ENTERTAINMENT, INC., 5619 DTC PARKWAY, SUITE 1000, ENGLEWOOD, COLORADO 80111.

                                          Donna L. Depoian
                                          Secretary

October 30, 2000

                                   DETACH HERE

                                      PROXY

                           CHAMPPS ENTERTAINMENT, INC.

                                5619 DTC Parkway

                                   Suite 1000

                               Englewood, Colorado

                       SOLICITED BY THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Champps Entertainment, Inc. (the "Company") hereby appoints William H. Baumhauer and Donna L. Depoian, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on October 16, 2000 at the Annual Meeting of Stockholders to be held on December 13, 2000 and any adjournments or postponements thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The undersigned's vote will be cast in accordance with the proxies' discretion on such other business as may properly come before the meeting or at any adjournments or postponements thereof.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

----------------                                                  --------------
  SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
     SIDE                                                              SIDE
----------------                                                  --------------

CHAMPPS ENTERTAINMENT, INC.
c/o American Stock Transfer & Trust Company
6201 Fifteenth Avenue

Brooklyn, N.Y. 11219



   DETACH HERE

------                                                                 ---------
  X  Please mark votes as in this example.

------

1.    Proposal to elect the following
persons as Class I Directors:

Nominees:   (1) James Goodwin and (2)  Timothy R. Barakett


    FOR     ----       ---- WITHHELD
   BOTH                     FROM BOTH
            ----       ----


 -----

 ----- -----------------------------------------------
       WITHHELD AS TO THE NOMINEE NOTED
       ABOVE

                                      MARK HERE FOR ADDRESS CHANGE AND      ----
                                      NOTE AT LEFT
                                                                            ----

                                      Please Sign  exactly as your name  appears
                                      hereon.  Joint  owners  should  each sign.
                                      Executors,    administrators,    trustees,
                                      guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:_______________  Date:______  Signature:________________  Date:______